                                 EXHIBIT 99.(A)
                FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                        CONSOLIDATING STATEMENT OF INCOME
                      For the year ended December 31, 1995
                                       (In millions)



                                          Florida     Florida     Progress                            Florida
                                          Progress     Power      Capital       FPC                   Progress
                                           Corp.       Corp.      Holdings    Del,Inc.     Elim.      Consol.
                                         ----------  ----------  ----------  ----------  ----------  ----------

REVENUES:
  Electric utility                             $0.0    $2,271.7        $0.0        $0.0        $0.0    $2,271.7
  Diversified                                 241.1         0.0     1,019.3         0.0      (476.5)      783.9
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                              241.1     2,271.7     1,019.3         0.0      (476.5)    3,055.6
EXPENSES:                                ----------  ----------  ----------  ----------  ----------  ----------
  Electric utility:
    Fuel used in generation                     0.0       433.7         0.0         0.0         0.0       433.7
    Purchased power                             0.0       440.7         0.0         0.0         0.0       440.7
    Deferred fuel                               0.0        (1.7)        0.0         0.0         0.0        (1.7)
    Other operation                             0.0       358.7         0.0         0.0         0.0       358.7
                                         ----------  ----------  ----------  ----------  ----------  ----------
    Operation                                   0.0     1,231.4         0.0         0.0         0.0     1,231.4
    Maintenance                                 0.0       114.1         0.0         0.0         0.0       114.1
    Depreciation                                0.0       293.7         0.0         0.0         0.0       293.7
    Taxes other than income taxes               0.0       176.2         0.0         0.0         0.0       176.2
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                0.0     1,815.4         0.0         0.0         0.0     1,815.4
                                         ----------  ----------  ----------  ----------  ----------  ----------
  Diversified:
    Cost of sales                               0.0         0.0       872.4         0.0      (230.1)      642.3
    Other                                       9.0         0.0        70.0         0.0        (4.7)       74.3
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                9.0         0.0       942.4         0.0      (234.8)      716.6
                                         ----------  ----------  ----------  ----------  ----------  ----------
INCOME FROM OPERATIONS                        232.1       456.3        76.9         0.0      (241.7)      523.6
                                         ----------  ----------  ----------  ----------  ----------  ----------
INTEREST EXPENSE AND OTHER:
  Interest expense                              1.4       104.5        38.5         0.0        (2.4)      142.0
  Allowance for funds used                                                                      0.0
   during construction                          0.0        (7.3)        0.0         0.0         0.0        (7.3)
  Preferred dividend requirements                                                               0.0
   of Florida Power                             0.0         9.7         0.0         0.0         0.0         9.7
  Other expense (income), net                  (2.6)        2.5         2.2         0.0         1.8         3.9
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                               (1.2)      109.4        40.7         0.0        (0.6)      148.3
                                         ----------  ----------  ----------  ----------  ----------  ----------
INCOME BEFORE INCOME TAXES                    233.3       346.9        36.2         0.0      (241.1)      375.3
  Income taxes                                 (5.6)      129.6        12.4         0.0         0.0       136.4
                                         ----------  ----------  ----------  ----------  ----------  ----------

NET INCOME                                   $238.9      $217.3       $23.8        -        ($241.1)     $238.9
                                         ==========  ==========  ==========  ==========  ==========  ==========

                                EXHIBIT 99.(A)
                FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                            CONSOLIDATING BALANCE SHEET
                      For the year ended December 31, 1995
                                       (In millions)

                                          Florida     Florida     Progress                           Florida
                                          Progress     Power      Capital       FPC                  Progress
                                           Corp.       Corp.      Holdings    Del,Inc.     Elim.     Consol.
ASSETS                                   ----------  ----------  ----------  ----------  ---------- ----------

PROPERTY, PLANT AND EQUIPMENT:
Electric utility plant in service
    and held for future use                    $0.0    $5,867.5        $0.0        $0.0        0.0    $5,867.5
  Less: Accumulated depreciation                0.0     2,179.7         0.0         0.0        0.0     2,179.7
        Accumulated decommissioning
          for nuclear plant                     0.0       165.2         0.0         0.0        0.0       165.2
        Accumulated dismantlement
          for fossil plants                     0.0       104.4         0.0         0.0        0.0       104.4
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                0.0     3,418.2         0.0         0.0        0.0     3,418.2
  Construction work in progress                 0.0       131.8         0.0         0.0        0.0       131.8

  Nuclear fuel, net of amortization             0.0        59.1         0.0         0.0        0.0        59.1
                                         ----------  ----------  ----------  ----------  ----------  ----------
        Net electric utility plant              0.0     3,609.1         0.0         0.0        0.0     3,609.1

  Other property, net of depr.                  5.2        23.0       427.0         0.0        0.0       455.2
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                5.2     3,632.1       427.0         0.0        0.0     4,064.3
                                         ----------  ----------  ----------  ----------  ----------  ----------
CURRENT ASSETS:
  Cash and equivalents                         (1.4)        0.8         5.3         0.0        0.0         4.7
  Accounts receivable, net                      1.4        76.4       107.5       132.6       (8.4)      309.5
  Intercompany receivables                     18.3       124.3        24.8         0.0     (167.4)        0.0
  Current portion of leases & loans             0.0         0.0        43.0         0.0        0.0        43.0
  Inventories, primarily at average cost:
    Fuel                                        0.0        40.8        22.2         0.0        0.0        63.0
    Utility materials and supplies              0.0       101.3         0.0         0.0        0.0       101.3
    Diversified materials                       0.0         0.0       113.2         0.0        0.0       113.2
  Underrecovery of fuel cost                    0.0         0.3         0.0         0.0        0.0         0.3
  Other                                         0.2        36.2         8.1         0.0        0.0        44.5
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                               18.5       380.1       324.1       132.6     (175.8)      679.5
                                         ----------  ----------  ----------  ----------  ----------  ----------
OTHER ASSETS:
  Investments:
    Leases & loans receivable, net              0.0         0.0       340.8         0.0        0.0       340.8
    Marketable securities                       0.0         0.0       188.2         0.0        0.0       188.2
    Joint ventures and partnerships             1.6         0.0        72.1         0.0        0.0        73.7
    Invest in consol affiliates             2,062.6         0.0         0.0         0.0   (2,062.6)        0.0
    Nuclear plt decommissioning fnd             0.0       161.1         0.0         0.0        0.0       161.1
  Def ins policy acquisition costs              0.0         0.0       106.4         0.0        0.0       106.4
  Other                                         2.0       111.6        63.5         0.0        0.0       177.1
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                            2,066.2       272.7       771.0         0.0   (2,062.6)    1,047.3
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                           $2,089.9    $4,284.9    $1,522.1      $132.6   (2,238.4)   $5,791.1
                                         ==========  ==========  ==========  ==========  ==========  ==========


                               EXHIBIT 99.(A)
                FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                            CONSOLIDATING BALANCE SHEET
                      For the year ended December 31, 1995
                                       (In millions)


                                          Florida     Florida     Progress                            Florida
                                          Progress     Power      Capital       FPC                   Progress
                                           Corp.       Corp.      Holdings    Del,Inc.     Elim.      Consol.
CAPITAL AND LIABILITIES                  ----------  ----------  ----------  ----------  ----------  ----------

COMMON STOCK EQUITY:
  Common stock                             $1,187.6      $992.9      $160.1        $0.1    (1,153.1)   $1,187.6
  Retained earnings                           888.4       761.1       146.3         0.0      (907.4)      888.4
  Unrealized loss on securities
    available for sale                          2.1         0.0         2.1         0.0        (2.1)        2.1
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                            2,078.1     1,754.0       308.5         0.1    (2,062.6)    2,078.1
CUMULATIVE PREFERRED STOCK OF FLORIDA
 POWER:
    Without sinking funds                       0.0       113.5         0.0         0.0         0.0       113.5
    With sinking funds                          0.0        25.0         0.0         0.0         0.0        25.0

LONG-TERM DEBT                                  0.0     1,279.1       406.1         0.0         0.0     1,685.2
                                         ----------  ----------  ----------  ----------  ----------  ----------
TOTAL CAPITAL                               2,078.1     3,171.6       714.6         0.1    (2,062.6)    3,901.8
                                         ----------  ----------  ----------  ----------  ----------  ----------
CURRENT LIABILITIES:
  Accounts payable                              0.2        89.8        78.5         0.0         0.0       168.5
  Intercompany payables                         0.0        24.8        18.3       132.5      (175.6)        0.0
  Customers' deposits                           0.0        85.3         0.0         0.0                    85.3
  Income taxes payable                         (2.7)        8.9         8.2         0.0         0.0        14.4
  Accrued interest                              4.2        32.9        10.4         0.0         0.0        47.5
  Other                                         2.0        77.4        40.1         0.0        (0.2)      119.3
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                3.7       319.1       155.5       132.5      (175.8)      435.0
  Notes payable                                 0.0         0.0         0.0         0.0         0.0         0.0
  Current portion of long-term debt             0.0        30.6       153.3         0.0         0.0       183.9
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                3.7       349.7       308.8       132.5      (175.8)      618.9
                                         ----------  ----------  ----------  ----------  ----------  ----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                        (7.7)      483.8       218.2         0.0         0.0       694.3
  Unamortized investment tax credits            0.0       100.9         0.6         0.0         0.0       101.5
  Insurance policy benefit reserves             0.0         0.0       265.0         0.0         0.0       265.0
  Other postretirement benfit costs             0.7        81.5         2.6         0.0         0.0        84.8
  Other                                        15.1        97.4        12.3         0.0         0.0       124.8
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                8.1       763.6       498.7         0.0         0.0     1,270.4
                                         ----------  ----------  ----------  ----------  ----------  ----------
                                           $2,089.9    $4,284.9    $1,522.1      $132.6    (2,238.4)   $5,791.1
                                         ==========  ==========  ==========  ==========  ==========  ==========

                                   EXHIBIT 99.(A)
                FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                 CONSOLIDATING STATEMENT OF RETAINED EARNINGS
                      For the year ended December 31, 1995
                                       (In millions)


                                          Florida     Florida     Progress                            Florida
                                          Progress     Power      Capital       FPC                   Progress
                                           Corp.       Corp.      Holdings    Del,Inc.     Elim.      Consol.
                                         ----------  ----------  ----------  ----------  ----------  ----------

BALANCE AT BEGINNING OF YEAR                 $842.9      $724.5      $131.6        $0.0     ($856.1)     $842.9

  Net Income (loss)                           238.9       217.3        23.8                  (241.1)      238.9

  Cash dividends at $2.02 per share          (193.4)     (180.7)      (12.7)        0.0       193.4      (193.4)

  Reclass - FM Industries Inc. pooling                      0.0         3.6         0.0        (3.6)        -
                                         ----------  ----------  ----------  ----------  ----------  ----------
BALANCE AT END OF YEAR                       $888.4      $761.1      $146.3         -       ($907.4)     $888.4
                                         ==========  ==========  ==========  ==========  ==========  ==========